Exhibit 99.3

zendesk

FY 2016 Highlights

94,000

Paid Customer Accounts

Microsoft

Zendesk Support Integration with Microsoft Teams

$312M

FY16 Revenue

49%

Y/Y Revenue Growth

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zendesk 2016 Corporate Social Responsibility

6,000

Hours Donated

$1.6M

Total Donations

ST. ANTHONY'S HANDS ON MANILA SECOND HARVEST SPARK ZENDESK NEIGHBOR FOUNDATION